SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2003

Aspen Technology, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge, Massachusetts		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 949-1000

(Former name or former address, if changed since last report)

Item 5.           Other Events

A.                                    ISSUANCE OF PREFERRED STOCK AND WARRANTS

On August 14, 2003, we issued and sold 300,300 shares of Series D-1 convertible preferred stock, or Series D-1 preferred.  We also delivered cash and 63,064 shares of Series D-2 convertible preferred stock, or Series D-2 preferred, in consideration for the surrender of all of our outstanding Series B-I convertible preferred stock and Series B-II convertible preferred stock, or collectively Series B preferred.  In addition, we issued warrants to purchase up to 7,267,286 shares of common stock, or Series WD warrants, and exchanged existing warrants to purchase 791,044 shares of common stock for new warrants to purchase 791,044 shares of common stock, or WB warrants.  The Series D-1 preferred and Series D-2 preferred, or collectively Series D preferred, together with the WD warrants and WB warrants, were issued in a private placement to several investment partnerships managed by Advent International Corporation, or the Advent investors, and to holders of Series B preferred.  These issuances were the subject of (1) Current Reports on Form 8-K filed with the SEC on June 6, 2003 and July 11, 2003, (2) preliminary proxy materials filed with the SEC on June 2, 2003 and June 20, 2003, and (3) definitive proxy materials filed with the SEC on July 11, 2003, July 16, 2003, August 8, 2003 and August 11, 2003.

On June 1, 2003, we entered into a securities purchase agreement, or the purchase agreement, providing for the private placement of shares of the Series D preferred.  Pursuant to the purchase agreement, on August 14, 2003 we issued:

•                  300,300 shares of Series D-1 preferred to the Advent investors for a purchase price of $333.00 per share, or $99,999,900 in total;

•                  63,064 shares of Series D-2 preferred to the holders of Series B preferred in exchange for 16,918 outstanding shares of Series B-I convertible preferred stock and 7,788 outstanding shares of Series B-II convertible preferred stock; and

•                  WD warrants to the Advent investors and the holders of Series B preferred to purchase up to 7,267,286 shares of common stock.

Also on June 1, 2003, we entered into a repurchase and exchange agreement, or the exchange agreement, with the holders of Series B preferred.  Pursuant to the terms of the exchange agreement, on August 14, 2003 we:

•                  repurchased 23,082 outstanding shares of Series B-I convertible preferred stock and 12,212 outstanding shares of Series B-II convertible preferred stock, which constituted all of the outstanding shares of Series B preferred not proposed to be exchanged for Series D-2 preferred, for $29,999,900 in cash; and

•                  issued WB warrants to the holders of Series B preferred to purchase 791,044 shares of common stock in exchange for outstanding warrants currently held by such holders exercisable to purchase the same number of shares of common stock but having other terms, including exercise price and antidilution protection, differing materially from the WB warrants.

The terms of the Series D preferred are set forth in a certificate of designations that forms part of our charters are summarized below under “Description of Capital Stock.”

In addition, some of our obligations to the holders of Series D preferred, WD warrants and WB warrants are contained in the following documents:

•                  the purchase agreement;

•                  the exchange agreement;

•                  the WD warrants;

•                  the WB warrants;

•                  an investor rights agreement entered into on August 14, 2003; and

•                  a management rights letter agreement entered into on August 14, 2003.

The purchase agreement and the exchange agreement are included as exhibits to our Current Report on Form 8-K filed with the SEC on June 2, 2003.  The certificate of designations of the Series D preferred forms a part of our charter filed as exhibit 4 to this report.  The investor rights agreement, the management rights letter agreement and the forms of the WD warrants and the WB warrants are included as exhibits 99.1 through 99.4 to this report.

B.                                    DESCRIPTION OF CAPITAL STOCK

The purpose of Section B of this report is to update the description of our capital stock.  We anticipate incorporating this description by reference into filings that we make with the SEC from time to time, including any registration statements on Form S-3 or Form S-8.  The following information constitutes the “Description of Securities” required by Item 202 of Regulation S-K.

Description of Capital Stock

The following description summarizes the material terms of our common and preferred stock, as well as relevant provisions of our charter, which includes certificates of designations relating to each series of our preferred stock, and bylaws and the Delaware General Corporation Law.  For a complete description of the terms of our common and preferred stock, please refer to our charter and bylaws.  While the terms summarized below will apply generally to any shares of common or preferred stock that we may offer in the future, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus relating to the offering of these securities.  The terms of any common or preferred stock that we offer pursuant to a prospectus may differ from the terms described below, and any such additional or different terms will be set forth in that prospectus.

Our authorized capital stock consists of 220,000,000 shares.  These shares consist of 210,00,000 shares of common stock, $0.10 par value per share, and 10,000,000 shares of preferred stock, $0.10 par value per share, of which 400,000 shares have been designated as Series A participating cumulative preferred stock, or Series A preferred, 40,000 shares have been designated as Series B-I convertible preferred stock, 20,000 shares have been designated as Series B-II convertible preferred stock, 60,000 shares have been designated as Series C preferred stock, 302,000 shares have been designated as Series D-1 convertible preferred stock, or Series D-1 preferred, and 65,000 shares have been designated as Series D-2 convertible preferred stock, or Series D-2 preferred.

Common Stock

Voting.  Each holder of common stock is entitled to one vote on all matters to be voted upon by stockholders for each share held on the record date for such vote.

Dividends.  Subject to any preference rights of holders of preferred stock, holders of common stock are entitled to receive dividends, when, as and if declared by the board of directors, out of funds legally available for dividends.

Liquidation.  Upon liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets available for distribution to stockholders in proportion to the amount of common stock they own.  The amount available for common stockholders is calculated after our payment of liabilities.  Holders of preferred stock will receive their preferential share of our assets before the holders of common stock receive any assets.

Other Rights.  Holders of common stock have no right to:

•                  convert the common stock into any other security,

•                  have the common stock redeemed or

•                  purchase additional shares of common stock to maintain their proportionate ownership interest.

The common stock does not have any cumulative voting rights, which means that the holders of a majority of the shares can elect all the directors to be elected by common stockholders and that the holders of the remaining shares will not be able to elect any of those directors.  All outstanding shares of common stock are validly issued, fully paid and non-assessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we have designated and issued or may designate and issue in the future.

Preferred Stock

Our charter authorizes the board of directors to issue, without any further action by the stockholders, preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof, including voting rights, dividend rights, conversion rights, liquidation preferences, redemption privileges and sinking fund terms.  The rights, preferences and restrictions of the preferred stock of each series are or will be fixed by the certificate of designations relating to that series.  Any or all of the rights of a series of preferred stock may be greater than the rights of the common stock.  In addition, a series of preferred stock may have other rights, including economic rights senior to our common stock, so that the issuance of such preferred stock would adversely affect the market value of our common stock.  The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without any action by the stockholders.

In February and March 2002, we issued an aggregate of 40,000 shares of Series B-I convertible preferred stock and an aggregate of 20,000 shares of Series B-II convertible preferred stock, which we collectively refer to as the Series B preferred.  The certificate of designations for the Series B preferred contemplates circumstances under which Series C preferred stock could be issued.  No Series C preferred stock was ever issued.  As part of our recent financing transaction described above under “Issuance of

Preferred Stock and Warrants,” we redeemed all shares of the Series B preferred.  We intend to file in the near future a certificate of elimination to eliminate the Series B preferred and the Series C preferred stock from our charter.

Series D Preferred

Our charter authorizes two series of Series D preferred:  Series D-1 convertible preferred stock and Series D-2 preferred, which we collectively refer to as the Series D preferred.

General Voting Rights.  Except as described below under “Voting for Directors” or as otherwise provided by law, each holder of Series D preferred is entitled to vote on all matters to be voted upon by stockholders and is entitled to a number of votes equal to the number of shares of common stock into which such holder’s shares of Series D preferred are convertible as of the record date for such vote.  Our charter also provides that the approval of the holders of a majority of the outstanding shares of Series D-1 preferred and the holders of a majority of the outstanding shares of Series D-2 preferred, each voting separately as a class, is required to approve certain corporate actions, including any amendment of our charter or by-laws that is inconsistent with the certificate of designations of the Series D preferred or that adversely affects the holders of Series D preferred and any authorization of a class of capital stock ranking senior to, or on parity with, the Series D preferred.  In addition, the approval of the holders of a majority of the outstanding shares of Series D-1 preferred, voting separately as a class, is required to approve certain redemptions or repurchases of capital stock, acquisitions of capital stock or assets from other entities and the incurrence of certain amounts of debt for borrowed money by us.  Except as otherwise provided by Delaware law, the holders of Series D preferred vote with the holders of common stock as a single class on all other matters to be voted upon by stockholders.

Voting for Directors.  Holders of Series D-1 preferred, exclusively and as a single class, are entitled to elect a number of directors determined by a formula set forth in our charter that is calculated as a ratio of the voting power of the Series D-1 preferred to the total voting power of all of our voting stock.  The formula generally provides that the number of directors the holders of Series D-1 preferred is entitled to designate to the board of directors is equal to the product (rounded to the nearest whole number) of:

•                  the total number of directorships (whether filled or vacant); and

•                  a fraction, the numerator of which is the total number of votes accruing to holders of Series D-1 preferred (equal to the number of shares of common stock into which the Series D-1 preferred is convertible as of the relevant record date, subject to certain limitations set forth in the certificate of designations), and the denominator of which generally is the number of shares of outstanding voting stock.

Holders of Series D-2 preferred will not have a separate class right to elect any directors, but will instead vote for the election of directors on an as-converted or economic equivalent basis with holders of common stock.

Dividends.  Each share of Series D preferred is entitled to a cumulative dividend of 8% of the stated value per share of such Series D preferred per year, payable at the discretion of the board of directors.  Accumulated dividends, when and if declared by the board, could be paid in cash or, subject to specified conditions, common stock.  If we elect to pay dividends in shares of common stock, we will issue a number of shares of common stock equal to the quotient obtained by dividing the dividend payment by the volume weighted average of the sale prices of the common stock on the Nasdaq National Market for 20 consecutive trading days, ending on the fourth trading day prior to the required dividend payment date.

Our ability to elect to pay dividends on the Series D preferred in shares of common stock is subject to certain conditions, including:

•                  we must provide appropriate notice to the holders of Series D preferred of our election to pay the dividend in shares of common stock;

•                  the common stock must be listed on the Nasdaq National Market or another market or stock exchange specified in the purchase agreement, without interruption, between the date on which we provide the notice described above and the date on which certificates representing the shares of common stock being issued in payment of the dividend are delivered to the holders of Series D preferred;

•                  as of the delivery date of the certificates representing the common stock dividend, we have not received any written notice or warning from the Nasdaq National Market or another market or stock exchange with respect to the potential delisting of the common stock;

•                  the shares of common stock issued in payment of the dividend are registered pursuant to an effective registration statement filed under the Securities Act or such shares may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act; and

•                  neither we nor any of our material subsidiaries (1) has commenced (or has had commenced against it) a case under any bankruptcy, dissolution, liquidation or similar law, (2) has been adjudicated to be insolvent, (3) has made a general assignment for the benefit of creditors or (4) fails to pay, or stated in writing that it is unable to pay, its debts generally as they become due.

Conversion.  Each share of Series D preferred is convertible at any time at the option of the holder into a number of shares of common stock equal to its stated value divided by the then-effective conversion price of the Series D preferred.  The stated value of the Series D shares is subject to adjustment in the event of any stock dividend, stock split, reverse stock split, combination, split up, recapitalization and like occurrence affecting such shares.  The conversion price of the Series D preferred is subject to adjustment if certain events occur.  The Series D preferred has antidilution protection that adjusts the conversion price downwards using a weighted-average calculation in the event we issue certain additional securities at a price per share less than the Series D conversion price then in effect.

The number of shares of common stock that may be acquired upon conversion of the Series D-2 preferred is limited to the extent necessary to ensure that, following such conversion, the common stock beneficially owned by a holder and its affiliates, and any other person that might be aggregated with such holder under Rule 13(d) of the Securities Exchange Act of 1934, does not exceed 4.999% of the outstanding common stock, including common stock issuable upon conversion of the Series D-2 preferred.  A holder of Series D-2 preferred may, upon 61 days’ written notice to us, waive this 4.999% conversion limitation or increase or decrease the percent at which such limitation is triggered with respect to such holder.

Redemption.  We will be entitled to redeem the Series D preferred for $416.25 per share, plus any accumulated but unpaid dividends, at any time on or after August 14, 2006 if, among other things, the daily volume-weighted average trading price of the common stock on the Nasdaq National Market exceeds $7.60 per share (subject to appropriate adjustment) on each trading day for 45 consecutive trading days.  In lieu of mandatory redemption at our option, holders of the Series D-1 preferred could elect to convert their Series D-1 preferred into common stock as described above under “Conversion,” rather than having them redeemed.

At the request of holders holding a majority of the outstanding Series D-1 preferred on or after August 14, 2009 but prior to August 14, 2010, we will be required to redeem up to 50% of the shares of Series D-1 preferred in cash at a price per share equal to $333.00 plus accumulated but unpaid dividends.  After August 14, 2010, such holders may require us to redeem all of their shares at such price per share.  At the request of holders holding Series D-2 preferred with a stated value in excess of $3,000,000 on or after August 14, 2009, we will be required to redeem up to 50% of the Series D-2 preferred in cash at a price per share equal to $333.00 plus accumulated but unpaid dividends.  After August 14, 2010, such holders may require us to redeem all of their shares at such price per share.

Liquidation.  Upon liquidation, dissolution or winding up, the holders of Series D preferred are entitled to be paid a liquidation preference out of assets legally available for distribution to the stockholders before any payment may be made to the holders of common stock or any other holders of preferred stock.  The liquidation preference is equal to the greater of (1) the stated value of the Series D preferred plus any accumulated but unpaid dividends, and (2) the amount such holders would be entitled to if the Series D preferred was converted into common stock immediately prior to the liquidation.  Mergers and certain other similar transactions may be deemed to be liquidation events for these purposes.

Preemptive Rights.  The certificate of designations for the Series D preferred provides that the Series D preferred shall have the preemptive rights specified in the investor rights agreement.  Under that agreement, each holder of Series D preferred generally has a right to purchase its pro rata portion of certain future issuances of our equity securities until such time that the initial holders of Series D preferred or their permitted transferees, in the aggregate, hold less than 10% of the Series D preferred issued in the financing transaction described above under “Issuance of Preferred Stock and Warrants.”  These preemptive rights do not apply to, among other things, stock issued solely as consideration for mergers and acquisitions, in payment of dividends, in strategic transactions, under employee stock option and purchase plans, and in firm commitment underwritings.

Certain Effects of Authorized but Unissued Stock

We have granted our board of directors the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.  We have designated and reserved an aggregate of 400,000 shares of authorized but unissued preferred stock for issuance as Series A participating cumulative preferred stock pursuant to our stockholder rights agreement described below.

Certain Provisions of Our Charter and By-Laws

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  Generally, a “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Generally, an “interested stockholder” includes a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock.  The existence of this provision generally will have an anti-takeover effect for transaction not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our charter provides for the division of the board of directors into three classes as nearly equal in size as possible with staggered three-year terms.  In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the corporation entitled to vote.  Under our charter, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office.  The classification of the board and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Our charter also provides that any action required or permitted to be taken by our stockholders at any annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written consent in lieu of a meeting.  Our charter further provides that special meetings of the stockholders may only be called by our chairman of the board of directors, our chief executive officer or, if none, our president, or by the board of directors.  Under our bylaws, in order for any matter to be considered properly brought before a meeting, a stockholder must comply with certain requirements regarding advance notice to us.  The foregoing provisions could have the effect of delaying until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.  These provisions may also discourage another person from making a tender offer for our common stock, because such person, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s charter or by-laws, unless a corporation’s charter or bylaws, as the case may be, requires a greater percentage.  Our charter and bylaws require the affirmative vote of the holders of at least 75% of the voting power of all the shares of our capital stock issued, outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

Our charter contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors.  The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.  Further, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Rights Plan and Series A Preferred

On March 12, 1998, our board of directors adopted a stockholder rights agreement and distributed one right for each then-outstanding share of common stock.  The rights were issued to holders of record of common stock outstanding on March 12, 1998.  Each share of common stock issued after March 12, 1998 will also include one right, subject to certain limitations.  Each right, when it becomes exercisable, will initially entitle the registered holder to purchase from us one one-hundredth (1/100th) of a share of Series A preferred at a purchase price of $175.00.

Currently the rights are attached to our outstanding shares of common stock.  The rights are not now exercisable and cannot be transferred separately. The rights will become exercisable and separately transferable when we learn that any person or group, other than an exempt person, has acquired beneficial ownership of 20% or more of the outstanding common stock or on such other date as may be designated by the board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for our outstanding common stock that could result in the offeror becoming the beneficial owner of 15% or more of our outstanding common stock.  In such circumstances, holders of the rights will be entitled to purchase, at the purchase price, a number of hundredths of a share of Series A preferred equivalent to the number of shares of common stock (or, in certain circumstances, other equity securities) having a market value of twice the purchase price.  Beneficial holders of 15% or more of the outstanding common stock, however, would not be entitled to exercise their rights in such circumstances.  As a result, their voting and equity interests in us would be substantially diluted if the rights were to be exercised.

The rights expire in March 2008, but we may redeem them earlier at a price of $.01 per right, in accordance with the stockholder rights agreement.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Nasdaq National Market Listing

The common stock has been approved for trading and quotation on the Nasdaq National Market under the symbol “AZPN.”

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Businesses Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits

Exhibit No.	Description

4	Certificate of Incorporation of Aspen Technology, Inc., as amended

99.1	Investor Rights Agreement dated August 14, 2003 by and among Aspen Technology, Inc. and the stockholders named therein

99.2	Management Rights Letter Agreement dated August 14, 2003 by and among Aspen Technology, Inc. and the entities named therein

99.3	Form of WD Common Stock Purchase Warrant of Aspen Technology, Inc., issued on August 14, 2003

99.4	Form of WB Common Stock Purchase Warrant of Aspen Technology, Inc., issued on August 14, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2003	ASPEN TECHNOLOGY, INC.

	By:	/s/ Charles F. Kane
Charles F. Kane Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4	Certificate of Incorporation of Aspen Technology, Inc., as amended

99.1	Investor Rights Agreement dated August 14, 2003 by and among Aspen Technology, Inc. and the stockholders named therein

99.2	Management Rights Letter Agreement dated August 14, 2003 by and among Aspen Technology, Inc. and the entities named therein

99.3	Form of WD Common Stock Purchase Warrant of Aspen Technology, Inc., issued on August 14, 2003

99.4	Form of WB Common Stock Purchase Warrant of Aspen Technology, Inc., issued on August 14, 2003